  As filed with the Securities and Exchange Commission on January 23, 1997
                                                     Registration No. 333-______
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                     under
                          the Securities Act of 1933


                                 UROGEN CORP.

              (Exact name of issuer as specified in its charter)

       DELAWARE                                              33-0687976
       --------                                              ----------
(State of incorporation)                                  (I.R.S. Employer
                                                         Identification No.)

                        3099 Science Park Road, Suite A
                          San Diego, California 92121
                   (Address of principal executive offices)

                  1995 Stock Plan; 1995 Director Option Plan
                           (Full title of the plans)

                                Paul D. Quadros
                             Chairman of the Board
                                 Urogen Corp.
                        3099 Science Park Road, Suite A
                          San Diego, California 92121
                                (619) 450-5949
(Name, address, and telephone number, including area code, of agent for service)


                                Copy to:
                                -------

                           HERBERT P. FOCKLER, ESQ.
                      WILSON, SONSINI, GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION
                              650 PAGE MILL ROAD
                           PALO ALTO, CA 94304-1050
                                (415) 493-9300

================================================================================

================================================================================

                        CALCULATION OF REGISTRATION FEE

================================================================================

                                                     Proposed     Proposed
Title of                            Maximum          Maximum       Maximum
Securities                           Amount          Offering     Aggregate    Amount of
to be                                to be          Price Per     Offering    Registration
Registered                         Registered         Share         Price         Fee

Common Stock,
  par value $.001

-- issuable under the 1995
   Stock Plan................   1,850,000 shares   $0.04(1)      $ 74,000

-- issuable under the 1995
   Director Option Plan......     100,000 shares   $0.04(1)      $  4,000
                                ----------------   --------      --------      -------
Totals                          1,950,000 shares   $0.04(1)      $ 78,000      $ 24

(1) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee. Because the price at which the options to be granted in the future may be exercised is not currently determinable, the per share computation is based upon $0.04, the book value per share of the offered securities as of December 31, 1996.

                                  UROGEN CORP.
                       REGISTRATION STATEMENT ON FORM S-8

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference
          ---------------------------------------

          There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by Urogen Corp. (the "Company") with the Securities and Exchange Commission:

          (a) The Company's annual report on Form 10-K under the Exchange Act for the fiscal year ended December 31, 1995;

          (b) The Company's quarterly reports on Form 10-Q under the Exchange Act for the quarterly periods ended March 31, 1996, June 30, 1996 and September 30, 1996;

          (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10-SB (File No. 0-27264) originally filed November 17, 1995 pursuant to Section 12(g) of the Exchange Act and declared effective on January 11, 1996.

In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
          -------------------------

          Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         The Company's Articles of Incorporation limit the liability of directors for monetary damages for breach of fiduciary duty as directors. Such limitation of liability has no effect on the availability of equitable remedies such as injunctive relief or rescission, nor does it eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper benefit.

          The Company's Bylaws provide that the Company shall indemnify its directors and officers and may indemnify its employees and agents (other than officers and directors) against certain liabilities to the fullest extent permitted by Delaware law. The Company is also empowered under its Bylaws to purchase insurance on behalf of any director, officer, employee or agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification. The Company has entered into indemnification agreements with its current directors and certain of its officers which provide for indemnification of, and advancement of expenses to, such persons to the fullest extent permitted by law, including by reason of action or inaction occurring in the past and circumstances in which indemnification and advancement of expenses are permitted under applicable law. It is the opinion of the staff of the Securities and Exchange Commission that indemnification provisions such as those contained in these agreements have no effect on a director's or officer's liability under the federal securities laws.

          See also the undertakings set out in response to Item 9 herein.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

          Not applicable.

Item 8.   Exhibits.
          --------

         Exhibit
          Number                  Description
         -------   --------------------------------------------


          4.1*     1995 Stock Plan.
          4.2*     1995 Director Option Plan.
          5.1      Opinion of counsel as to legality of securities being
                     registered.
          23.1     Consent of counsel (contained in Exhibit 5.1).
          23.2     Consent of Ernst & Young LLP, Independent Auditors.
          24.1     Power of Attorney (see page II-5).

----------------
          * Incorporated by reference to the Company's Registration Statement on Form 10-SB (File No. 0-27264), which was declared effective by the Securities Exchange Commission on January 11, 1996.

Item 9.   Undertakings.
          ------------

          A.   The Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to law, the Company's Articles of Incorporation, the Company's Bylaws or the Company's indemnification agreements, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 23rd day of January, 1997.

                                UROGEN CORP.


                                By: /s/ Paul D. Quadros
                                    --------------------------------
                                    Paul D. Quadros, Chief Financial Officer
                                    (Duly Authorized Officer and Principal
                                    Financial Officer)

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul D. Quadros as his attorney-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                   Title                              Date
---------------------    ----------------------------------   ------------------


/s/ Paul D. Quadros      Chairman of the Board                January 23, 1997
--------------------     Chief Financial Officer and
   Paul D. Quadros       Director (Principal Financial
                         and Accounting Officer)


/s/ Ivor Royston         President, Chief Executive Officer   January 23, 1997
--------------------     and Director (Principal Executive
   Ivor Royston          Officer)


/s/ Peter Bernardoni     Director                             January 23, 1997
--------------------
   Peter Bernardoni

                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

--------------------------------------------------------------------------------

                                    EXHIBITS

--------------------------------------------------------------------------------

                       Registration Statement on Form S-8


                                  Urogen Corp.

                              January 23, 1997

                               INDEX TO EXHIBITS


Exhibit
Number                         Description
--------  -----------------------------------------------------

 4.1*     1995 Stock Plan.
 4.2*     1995 Director Option Plan.
 5.1      Opinion of counsel as to legality of securities being registered.
23.1      Consent of counsel (contained in Exhibit 5.1).
23.2      Consent of Ernst & Young LLP, Independent Auditors.
24.1      Power of Attorney (see page II-5).
-------------
          * Incorporated by reference to the Company's Registration Statement on Form 10-SB (File No. 0-27264), which was declared effective by the Securities Exchange Commission on January 11, 1996.